EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-13912, 33-22572, 33-31798, 33-36163, and 33-49638
all on Form S-8 and Registration Statement No. 33-51177 on Form S-3, of our reports dated March 6, 1995 (our report on the financial statement expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for income taxes in the fiscal year ended January 29, 1994), appearing in and incorporated by reference in the Annual Report on Form 10-K of Fred Meyer, Inc. for the year ended January 28, 1995.

DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

April 26, 1995